200 Clarendon Street 27th Floor Boston, MA 02116-5021 +1 617 728 7100 Main +1 617 426 6567 Fax www.dechert.com

February 27, 2012

Harbor Funds

111 South Wacker Drive, 34th Floor

Chicago, IL 60606-4302

Re:	Post-Effective Amendment No. 96 to Harbor Funds’ Registration Statement on Form N-1A

(File Nos. 33-5852 and 811-4676)

Ladies and Gentlemen:

As counsel to Harbor Funds (the “Trust”), we have reviewed Post-Effective Amendment No. 96 to the Trust’s Registration Statement on Form N-1A (the “Amendment”) prepared by the Trust for electronic filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended (the “1933 Act”), that the Amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

We hereby consent to your filing this letter with the Securities and Exchange Commission together with the Amendment. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.

Sincerely,

DECHERT LLP

By: /s/ Christopher P. Harvey
Christopher P. Harvey

17029504.1.BUSINESS

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